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                                                                    EXHIBIT 99.1

             RCG SUBSIDIARY SIGNS AGREEMENT TO PURCHASE SUNTRIPS AND
               VACATION EXPRESS FROM MY TRAVEL GROUP NORTH AMERICA

CHARLOTTE, NC--OCTOBER 17, 2003--eResource Capital Group, Inc. ("RCG", AMEX:
RCG) today announced its wholly-owned travel services division, Flightserv, Inc. ("Flightserv"), signed a definitive agreement to acquire the assets of SunTrips, Inc. ("SunTrips") and VE Holdings, Inc d/b/a Vacation Express ("Vacation Express"), two of the largest leisure travel tour operators in the United States, from My Travel Group North America. The closing of the transaction is subject to obtaining certain third party consents and other standard conditions to closing as well as obtaining material replacement letters of credit. This transaction is scheduled to close by the end of October, 2003.

SunTrips, based in San Jose, CA, sells air and hotel vacation packages to Mexico, Dominican Republic, Costa Rica, Hawaii and the Azores out of Oakland, CA and/or Denver, CO. Vacation Express, based in Atlanta, GA, sells air and hotel packages to Mexico and Caribbean destinations, including Aruba, Bahamas, Costa Rica, Dominican Republic, Jamaica, and St. Maarten, from Atlanta, Baltimore, Cincinnati, Charlotte, Indianapolis, Louisville, Memphis, and Nashville. Both companies are currently air charter customers of flightserv.

More information on RCG's travel services business can be found at www.flightserv.com.

About eResource Capital Group (RCG)

eResource Capital is listed on the American Stock Exchange and trades under the symbol RCG. RCG is focused on delivering to shareholders rapidly growing, relatively low risk revenues, along with steadily increasing profitability. The majority of RCG's revenues are derived from a highly specialized travel service organization, flightserv, which delivers a unique turnkey air service. RCG also has two business focused on the technology services sector, which consist of a wholly-owned software and IT services division, Logisoft Corp. and home technology services from Lifestyle Innovations, Inc., which is a separately traded public company. RCG owns approximately 15.6 million restricted common shares of LFSI, which represents an equity ownership of approximately 76.5% of the company. More information is available on RCG at www.eresourcecapital.com. For investor information, contact investor relations at 704-366-5054 ext. 27 or info@eresourcecapital.com.

About flightserv

flightserv.com ("flightserv") is a wholly owned subsidiary of RCG. flightserv has created a unique turnkey service and successfully marketed this service to some of the largest tour operators in the world. flightserv provides everything tour operators need to transport vacationers to their destination. flightserv assists tour operators, corporate travel departments, sports teams and casinos with the goal of arranging cost effective and reliable charter air transportation and markets scheduled charter services under the brand name Interstate Jet (www.flyijet.com). flightserv's management team has an extensive background in domestic and international air




                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

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charter services. The operations department provides turnkey aircraft services such as ground support and aircraft fueling, passenger service and support, and real-time, satellite flight following. flightserv also provides Internet-ready reservations services and aviation consulting and aims to be one of the most complete aviation management companies available in the United States. For more information, visit us at www.flightserv.com or call Cary Evans at 770-986-9791, ext. 227

STATEMENTS IN THIS NEWS RELEASE ABOUT ANTICIPATED OR EXPECTED FUTURE REVENUE OR GROWTH OR EXPRESSIONS OF FUTURE GOALS OR OBJECTIVES, INCLUDING STATEMENTS REGARDING WHETHER CURRENT PLANS TO GROW AND STRENGTHEN THE COMPANY'S EXISTING NETWORK WILL BE IMPLEMENTED OR ACCOMPLISHED, ARE FORWARD- LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL FORWARD-LOOKING STATEMENTS IN THIS RELEASE ARE BASED UPON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE OF THIS RELEASE. ANY FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THE RISK THAT THE COMPANY WILL BE UNABLE TO GROW OR STRENGTHEN ITS NETWORK DUE TO A LACK OF CAPITAL OR AN INABILITY TO IDENTIFY ACQUISITION CANDIDATES, AS WELL AS THOSE RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.





                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT